                                                                     EXHIBIT 4.1


                         COMMON STOCK PURCHASE AGREEMENT

        This Common Stock Purchase Agreement (this "AGREEMENT") is made and effective as of November 30, 2001 by and among General Magic, Inc., a Delaware corporation (the "COMPANY"), and the Purchasers identified in the signature pages attached hereto (each a "PURCHASER" and, collectively, the "PURCHASERS").

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Purchasers and the Purchasers severally desire to purchase from the Company an aggregate of up to 15,500,000 shares of the Company's common stock, $0.001 par value per share (the "COMMON STOCK"), for a purchase price per share (each a "SHARE" and, collectively, the "SHARES") equal to 75% of the average closing bid price of the Common Stock during the five trading days prior to December 3, 2001 (the "PURCHASE PRICE").

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

        1.      CLOSING.

        (a) The closing of the purchase and sale of the Shares contemplated hereby (the "CLOSING") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, on the date of this Agreement or on such other date as the parties shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE." At the Closing: (x) the Company shall deliver to each Purchaser (i) electronically through The Depository Trust Company DWAC system to the account designated opposite such Purchaser's name on Schedule A hereto, the number of Shares equal to the quotient obtained by dividing (a) the purchase price set forth below such Purchaser's signature to this Agreement by (b) the Purchase Price, (ii) a prospectus supplement with respect to the Registration Statement (as defined in Section 2(e)) disclosing the sale of the Shares (the "SUPPLEMENT"), (iii) the legal opinion of the Company's outside counsel in agreed form, and (iv) an executed copy of this Agreement; and (y) each Purchaser shall deliver to the Company (i) the purchase price set forth below such Purchaser's signature to this Agreement, in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, and (ii) an executed copy of this Agreement.

        (b) The obligation of the Purchasers to purchase and acquire Shares under this Agreement is subject to the fulfillment (or waiver by such Purchaser) of the following conditions:

        (i) The Company shall have filed the Supplement with the Securities and Exchange Commission (the "COMMISSION").

        (ii) The Registration Statement shall be effective on the Closing Date as to all Shares, not subject to any threatened or actual stop order and, as amended or supplemented by any supplement, including the Supplement, issued in connection therewith, will not on the Closing Date contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company has advised the Purchasers that the Registration Statement contains a typo on page 11 (the number "909,870" should read "9,909,870") (the "TYPO"), and the Company has advised the Purchasers that the Typo will be corrected in the Supplement.

        (iii) The Company shall have secured the listing of the Shares on the Nasdaq National Market.

        (iv) The Company shall have provided a certificate from a duly authorized officer certifying on behalf of the Company that each of the conditions set forth in this Section 1(b) shall have been satisfied.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchasers:

        (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a material adverse effect on the Company's financial condition.

        (b) Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transaction contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, assuming the valid execution thereof by the Purchasers, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        (c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transaction contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any material property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, except, in the case of this clause (iii), for such violations which would not, individually or in the aggregate, have a material adverse effect on the Company's financial condition.

        (d) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. The Company has reserved a sufficient number of duly authorized shares of Common Stock to issue all of the Shares. At the Closing, the Shares shall have been listed for trading on the Nasdaq National Market.

        (e) Registration Statement. The Company's Registration Statement on Form S-3 (No. 333-66126) (the "REGISTRATION STATEMENT"), as amended by Amendment No. 4 to the Registration Statement (filed with the Commission on November 26,
2001), was declared effective by the Commission on November 27, 2001. The Registration Statement is effective on the date hereof and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. Except for the Typo, the Registration Statement (including the information or documents incorporated by reference therein), as of the time it was declared effective, and any amendments or supplements thereto, each as of the time of filing, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The issuance of the Shares to the Purchasers is registered by the Registration Statement.

        (f) Certain Fees. The Purchasers shall have no obligation with respect to any fees incurred by the Company or any other Person (other than the Purchasers, if the Purchasers have agreed in writing to pay such fees) or with respect to any claims made by or on behalf of other Persons for fees or commissions payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person, that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees incurred by the Company or any other Person (other than the Purchasers, if the Purchasers have agreed in writing to pay such fees), as such fees and expenses are incurred. "PERSON" means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

        (g) Disclosure. Neither the Company nor any other Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that the Company believes constitutes material non public information.

        (h) No Violation. The issuance and sale of the Shares hereunder does not conflict with or violate any rules or regulations of the Nasdaq National Market. Notwithstanding the foregoing, the Company makes no representation as to its compliance or noncompliance with NASD Rule 4310(c)(17).

        (i) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), for the twelve months preceding the date hereof (collectively, "SEC REPORTS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension; provided, however, that in connection with the Commission's review of the Registration Statement, the Company filed the following: (1) an amendment to its Current Report on Form 8-K (originally filed with the Commission on February 2, 2000) on November 9, 2001, (2) Amendment No. 1 to its Quarterly Report on Form 10-Q for the period ended June 30, 2001, on November 13, 2001, and Amendments Nos. 1 and 2 to its Quarterly Report on Form 10-Q for the period ended September 30, 2001, on November 21, 2001 (collectively, the "AMENDED REPORTS"). Subject to the filing of the Amended Reports, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (as amended or modified by the SEC Reports) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements (as amended or modified by the SEC Reports) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

        3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby for itself and for no other Purchaser, represents, warrants and covenants to the Company as follows:

        (a) Organization; Authorization. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Company, this Agreement shall constitute the valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        (b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not result in a violation of Purchaser's charter documents or bylaws.

        (c) Purchaser Status. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer.

        (d) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or on the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

        4.      OTHER AGREEMENTS OF THE PARTIES.

        (a) Disclosure of Material Non-Public Information. The Company shall not and shall cause each of its Affiliates (as defined in Rule 405 under the Securities Act) and other Persons acting on behalf of the Company not to divulge to any Purchaser or any of its known agents any information that it believes to be material non-public information unless such Purchaser has agreed in writing to receive such information prior to such divulgence.

        (b) Limitations on Future Transactions. The Company will not enter into any transaction that might be integrated with the transactions contemplated by this Agreement for purposes of the rules and regulations of the Nasdaq Stock Market unless, prior to the consummation of such transaction, the Company receives written advice from the Nasdaq Stock Market that the consummation of such transaction, if integrated with the transactions contemplated by this Agreement, would not cause the transactions contemplated by this Agreement to violate the rules and regulations of the Nasdaq Stock Market, or unless, prior to the consummation of such transaction, the Company complies with the NASD's Marketplace Rules in effect at such time.

        (c) Certain Trading Restrictions. Each Purchaser covenants and agrees that from the date of this Agreement through the date on which the Purchaser no longer holds Shares, neither such Purchaser nor any domestic or international entity managed by such Purchaser will establish a short position in the Common Stock in any accounts managed by such Purchaser or by such entity.

        (d) Use of Proceeds. The Company shall use the proceeds from the sale of the Shares hereunder for working capital purposes and not for the prepayment of any portion of the Company's 5% secured subordinated notes due April 15, 2003, or to redeem any Company equity or equity-equivalent securities, or to extend loans to any officers or directors of the Company.

    5.  MISCELLANEOUS.

        (a) Fees and Expenses. Except as contemplated in Section 5(e), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

        (b) Publicity. Neither the Company nor the Purchasers shall issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and the Purchasers, or (ii) such party is advised by its counsel that such press release or public announcement is required by law; except that no press release issued to disclose the issuance and sale of the Shares to the Purchasers will refer to the Purchasers by name without consent of such Purchaser.

        (c) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Purchaser. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

        (d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

        If to the Company:          General Magic, Inc.
                                    420 North Mary Avenue,
                                    Sunnyvale, CA 94085

                                    Facsimile No.: (408) 774-4014
                                    Attn: Chief Financial Officer

        If to the Purchasers:       To the address set forth under such
                                    Purchaser's name on the signature pages
                                    attached hereto.

    or such other address as may be designated in writing hereafter, in the same manner, by such Person.

        (e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

        (f) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

        (g) Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement is several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.



       *      *      *      *      *       *      *      *      *      *

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             GENERAL MAGIC, INC.


                             By: /s/ Kathleen M. Layton
                                 -----------------------------------
                                 Name: Kathleen M. Layton
                                 Title: President and Chief Executive Officer




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGE OF PURCHASERS FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             ZLP MASTER FUND, LTD.

                             By: /s/ Stuart J. Zimmer
                                 -----------------------------------
                             Name: Stuart J. Zimmer
                             Title: Director


                             Purchase Price: $1,000,000



                             Address for Notice:
                             Zimmer Lucas Partners, LLC
                             45 Broadway--28th Floor
                             New York, NY 10006
                             Attn: Rita Patel

        With copies to:      Robinson Silverman Pearce Aronsohn & Berman LLP
                             1290 Avenue of the Americas
                             New York, NY 10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             STRONG RIVER INVESTMENTS, LTD.

                             By: /s/  Kenneth Henderson
                                 -----------------------------------
                                 Kenneth Henderson, Attorney-in-fact



                             Purchase Price: $500,000
                                             1,562,500 shares



                             Address for Notice:
                             660 Madison Avenue
                             18th floor
                             New York, NY 10021
                             Attn: Avi Vigder
                             Facsimile No.: (212) 651-9010

        With copies to:      Robinson Silverman Pearce Aronsohn & Berman LLP
                             1290 Avenue of the Americas
                             New York, NY 10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             [PURCHASER] VERTICAL VENTURES, LLC

                             By: /s/ Joshua Silverman
                                 -----------------------------------
                                 Joshua Silverman
                                 Partner

                             Purchase Price: $[ ] 1,562,500 shares
                                             $.32
                                             $500,000 USD

                             Address for Notice:
                             []

        With copies to:      Robinson Silverman Pearce Aronsohn & Berman LLP
                             1290 Avenue of the Americas
                             New York, NY 10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             CRESCENT INTERNATIONAL LTD.

                             By: /s/ [signature illegible]
                                 -----------------------------------



                       Purchase Price: $500,000 (USD Five Hundred Thousand only)
                       Share #:        1,562,500


                       Address for Notice:

                       Crescent International Ltd
                       C/O GreenLight (Switzerland) SA
                       84, Av. Louis-Casai
                       CH 1216 COINTRIN, Geneva
                       Switzerland
                       Tel.: +41 22 791 7256
                       Fax: +41 22 929 5394
                       Contact: Maxi Brezzi

      With copies to:  Robinson Silverman Pearce Aronsohn & Berman LLP
                       1290 Avenue of the Americas
                       New York, NY 10104
                       Facsimile No.: (212) 541-4630 and (212) 541-1432
                       Attn: Eric L. Cohen, Esq.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             THE ISOSCELES FUND LIMITED

                             By: /s/ Andrew Dipkin          /s/ Sharon L. Albury
                                 -----------------------------------------------
                                 INTER CARIBBEAN SERVICES (BAHAMAS) LTD.



                             Purchase Amount:     330,000 Shares
                             Purchase Price:      $0.32
                             Total Consideration: $105,600 (ONE HUNDRED AND FIVE
                                                  THOUSAND US DOLLARS ONLY


                             Address for Notice:
                             THE ISOSCELES FUND LTD
                             [LINE ILLEGIBLE]
                             3rd Floor
                             Shirley & Charlotte Streets
                             Nassau, Bahamas
                             Tel: (242) 356 5928
                             Facsimile: (242) 356 0223
                             Attn: M/s Sudba Sundaram

        With copies to:      Robinson Silverman Pearce Aronsohn & Berman LLP
                             1290 Avenue of the Americas
                             New York, NY 10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             [PURCHASER]
                             EURAM CAP STRAT. "A" FUND LIMITED
                             PRESIDENT -- JMJ CAPITAL, INC.
                             THE INVESTMENT MANAGER

                             By: /s/ [SIGNATURE ILLEGIBLE]
                                 -----------------------------------
                                 [NAME ILLEGIBLE]


                             Purchase Price: $[ ] $500,000.00


                             Address for Notice: 666 Dundee Road, Suite 1901
                             [ ]                 Northbrook, IL 60062


        With copies to:      Robinson Silverman Pearce Aronsohn & Berman LLP
                             1290 Avenue of the Americas
                             New York, NY 10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                  [PURCHASER] ALPHA CAPITAL AKTIENGESELLSCHAFT

                              By: /s/ Konrad Ackermann
                                 -----------------------------------
                                 Konrad Ackermann, Director


                              Purchase Price: $[ ]

                             Address for Notice:
                             [ ]

        With copies to:      Robinson Silverman Pearce Aronsohn & Berman LLP
                             1290 Avenue of the Americas
                             New York, NY  10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             [PURCHASER]

                             By: /s/ [SIGNATURE ILLEGIBLE]
                                 -----------------------------------------------
                                 Director, 01144 Ltd.


                             Purchase Price: $[ ] 100,000.00


                             Address for Notice:
                             []

        With copies to:      Robinson Silverman Pearce Aronsohn & Berman LLP
                             1290 Avenue of the Americas
                             New York, NY 10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                        [PURCHASER]

                        By: /s/ M. Funkelstein (Stonestreet Limited Partnership)
                            ----------------------------------------------------


                        Purchase Price: $[ ] $500,000


                        Address for Notice:
                        [ ]

   With copies to:      Robinson Silverman Pearce Aronsohn & Berman LLP
                        1290 Avenue of the Americas
                        New York, NY 10104
                        Facsimile No.: (212) 541-4630 and (212) 541-1432
                        Attn: Eric L. Cohen, Esq.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             [PURCHASER]

                             By: /s/ [SIGNATURE ILLEGIBLE]
                                 -----------------------------------------------
                                 General Partner


                             Purchase Price: $[ ] 500,000.00



                             Address for Notice: c/o Palisades Equity Fund, LP
                             [ ]

        With copies to:      Robinson Silverman Pearce Aronsohn & Berman LLP
                             1290 Avenue of the Americas
                             New York, NY 10104
                             Facsimile No.: (212) 541-4630 and (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

                                      -10-